Exhibit 99.2

L-3 Communications Appoints Michael T. Strianese Interim Chief Executive Officer

NEW YORK — (BUSINESS WIRE) — June 9, 2006 — L-3 Communications (NYSE: LLL) announced today that Michael T. Strianese, L-3’s chief financial officer, has been named the company’s interim chief executive officer, effective immediately. Mr. Strianese succeeds Frank C. Lanza, who passed away on June 6.

Mr. Strianese has been intimately involved with the company since its formation in 1997 and will continue in his position as chief financial officer. Mr. Strianese became chief financial officer of L-3 on March 11, 2005. Prior to that, Mr. Strianese served in various capacities at L-3, including his position as Senior Vice President — Finance.

The Board also appointed Robert B. Millard as non-executive chairman. Mr. Millard has been an L-3 Director since the company’s formation in April 1997. He is a Managing Director of Lehman Brothers Inc. and head of Lehman Brothers’ Global Trading Strategies.

The company also announced that the Board of Directors has formed an executive committee consisting of three independent board members — Thomas A. Corcoran, Robert B. Millard and Peter A. Cohen. In addition, these three directors will serve as members of a search committee formed to conduct a search for the selection of a permanent chief executive officer to succeed Mr. Lanza. Mr. Corcoran will serve as the chairman of this committee and General (Retired) Robert W. RisCassi, vice president of L-3, will act as an advisor to this committee.

Mr. Millard said, ‘‘Frank Lanza and his executive management have created what has become an enduring national asset, valued by its defense and homeland security customers both in the U.S. and abroad. Since the formation of the company, Mike Strianese has worked side by side with Frank and L-3’s chief operating officers in successfully executing L-3’s strategy.’’

‘‘The L-3 Board is confident that Mike Strianese will continue to carry on the extraordinary legacy that Frank Lanza has created,’’ continued Mr. Millard. ‘‘His leadership during this time and through the completion of the search will ensure a seamless transition and a continued focus on the strategy that Frank Lanza created and that L-3’s management and employees carry out every day.’’

In accepting his appointment as interim CEO, Mike Strianese said, ‘‘I am fortunate that L-3 has a deep and talented executive management team, including eleven COOs, and I look forward to continuing to work closely with them to advance the strategy and success of L-3.’’

Headquartered in New York City, L-3 Communications is a leading provider of Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training and government services. The company is a leading merchant supplier of a broad array of high technology products, including guidance and navigation, sensors, scanners, fuzes, data links, propulsion systems, simulators, avionics, electro optics, satellite communications, electrical power equipment, encryption, signal intelligence, antennas and microwave components. L-3 also supports a variety of Homeland Security initiatives with products and services. Its customers include the Department of Defense, Department of Homeland Security, selected U.S. Government intelligence agencies and aerospace prime contractors.

To learn more about L-3 Communications, please visit the company’s web site at www.L-3com.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates’’ and similar expressions are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company’s Safe Harbor Compliance Statement for Forward-looking Statements included in the company’s recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

Contact:

L-3 Communications
Cynthia Swain, 212-697-1111

or

Financial Dynamics

Investors: Christine Mohrmann, Alexandra Tramont
Media: Evan Goetz
212-850-5600